UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2002

Gaige Financial Group, Inc.
(Exact name of registrant as specified in its charter)

0-29077
(Commission File Number)

Florida	65-0963971
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Suite 1801, Chinachem Johnston Plaza, 178 Johnston Road, Wanchai Hong Kong
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code

22154 Martella Avenue
Boca Raton, Florida 33433
(Former name or former address, if changes since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On May 1, 2002 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange between Gaige Financial Group, Inc. ("Gaige" or the "Company"), a Florida corporation and Teda Hotels Management Company Limited ("Teda") a BVI corporation, Gaige acquired all of the shares of Teda from the Teda shareholders in consideration for the issuance of 5,000,000 shares of Gaige to the Teda shareholders. Pursuant to the Agreement, Teda became a wholly owned subsidiary of the Company and Shelley Goldstein, the principal shareholder of the company returned 300,000 shares to treasury.

In addition, upon the effective date of the Agreement, Shelley Goldstein resigned as the sole director of the Company and Chang Zhi Ying; Hui Chin Tong; Cheung Wai Tak was appointed to the Board of Directors. In addition, Ms. Goldstein resigned as President and Secretary and Chang Zhi Ying was named Chairman of the Board; Hui Chin Tong, Godfrey was named Managing Director and Cheung Wai Tak was named Chief Financial Officer of the Company. The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Teda on April 27, 2002 and became effective on May 1, 2002.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at May 14, 2002, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company. The percentage of beneficial ownership calculation below is based upon the 5,950,000 shares that currently outstanding.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER	COMMON STOCK	PERCENT OF CLASS

5% STOCKHOLDERS

Common	New Nature Development Ltd.	513,000	8.62%
	Teda Hotel Management Pte Ltd.	1,197,000	20.12%
	Magnolia Group Holdings Ltd.	1,710,000	28.73%
	Takeda Developments Limited	1,020,000	17.14%
	Shelley Goldstein	525,000	8.82%
	Robert Kirk	350,000	5.88%
	Terence Lui	280,000	4.71%
	Daniel Leung	280,000	4.71%

DIRECTORS AND NAMED EXECUTIVE OFFICERS	Hui Chin Tong, Godfrey (1)	513,000	8.62%

DIRECTORS AND OFFICERS AS A GROUP		513,000	8.62%

(1) Hui Chin Tong, Godfrey is the principal shareholder of New Nature Development Ltd and therefore is the beneficial owner of 513,000 shares of the Company's common stock.

The following is a biographical summary of the directors and officers of the Company:

Chang Zhi Ying, aged 48 is the Chairman of the Company. Madam Chang is also the Chairman of the Tianjin TEDA Hotels Management Company Limited in Tianjin. Due to graduate with a Masters of Business Administration next year from the State University of Singapore, Madam Chang is currently the counselor for the Tourism Association of China and the Tourism Association of Tianjin, China. With her engineering background, Madam Chang was responsible for all the utilities plants and supplies in TEDA since 1986 until 1993 when she was then transferred to head the hotel division.

Godfrey Hui, aged 42, is the Managing Director of the Company. Mr. Hui holds a Bachelor degree in Business Management and a Master Degree in Finance and Investment. Mr. Hui started his career in the hotel industry in 1985 and has worked for several international and regional hotel groups. He is one of the top hotel professionals in the Greater China Area. In 1993, Mr. Hui joined the Hopewell Holdings Limited in HK and worked under various capacities, including:

Director of Operations, Finance & Development of the Hotel Division Executive Director of the Hopewell Hospitality Company Limited Executive Assistant to Chairman (Sir Gordon Wu) of Hopewell Holdings Limited Chairman of the Executive Committee of Hopewell Holdings Limited Group Financial Controller of Hopewell Holdings Limited

David Cheung, aged 49, is Chief Financial Officer of the Company. He is a certified public accountant (AICPA) in the state of California of United States. He graduated from Washington State University with a Bachelor of Science degree in Computer Science, and also holds a Master of Business Administration degree from the University of California, Berkerly in the United States. Mr. Cheung has had experience in many international firms including Citicorp Asia, Deloitte Haskin & Sells in Hong Kong, and Coopers & Lybrand in Canada.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Acquisition Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Teda for 5,000,000 shares of $0.001 par value common stock of the Company. Pursuant to the Agreement, Teda became a wholly owned subsidiary of the Company and Shelley Goldstein, the principal shareholder of the Company returned 300,000 shares to treasury.

Teda was established jointly by Tianjin TEDA International Hotel Development Limited and a group of Hong Kong hotel professionals, with the goal of establishing a nationwide hotel chain in China, and expanding into other area of the tourist industry in China. Teda was formed in 2001 to take over the hotel management business formerly under Tianjin Teda Hotels Management Company Limited. Tianjin Teda Hotels Management Company Limited started the hotel management business in 1997. Teda currently has three hotels under its management. Teda plans to build up its nationwide hotel chain and establish its own brandname.

Teda will extend its business in the tourist area through acquiring shares from local travel agents, forming a national franchise, covering all major cities. The franchise will become a distribution network to service both business travelers and leisure travelers in the whole nation.

Tianjin Economic and Technological Development Area, (TEDA) created in December 1984, is located about 180 kilometers Southeast of Beijing to serve as the port for Beijing. It is one of the best special economic zones in China which has attracted more than 3,000 foreign companies from all over the world, including 28 of the FORTUNE 500. Motorola has its largest China operations in this area and has plan to invest further US$1.9 billion for building a new plant in the area.

Among others are US-based Coca-Cola, Pepsi-Cola, Emerson, American Standard, Honeywell, AT&T, PPG, GI and KOLL; the Japan-based Matsushita, Yamaha, Mitsui, Itochu and Kansai Paint; Nestle from Switzerland; SEW and Volkswagen from Germany, BOC from UK; Samsung, Hyundai and Daewoo from South Korea. The total investment made by these foreign investors exceeded US$12 billion by 1999. In addition, more than 100 newly approved projects are underway.

TEDA is attractive to foreign investors because it has an extensive transportation network and world-class business infrastructure. Apart from that, TEDA has a flexible and favorable government policy which encourages foreign investment to invest in the area. Local officials are readily supportive to foreign Joint venture in the area. Motorola second investment indicated that many of the foreign Joint venture has had satisfactory experience with the area.

It is the intention of Teda to fill the hotel gap in China. After setting up a tourist network, Teda will first establish a hote chain by pooling good quality hotels together and subsequently develop a tourist network. Teda will choose at least one hotel of good standard from each city and designate it as the hotel under its brand name.

The chain will enforce a certain level of quality to provide reliability and credibility to local travelers. Our standard will emphasis that customers are our priority. The hotels will be supported in the future by a hotel reservation system.

The chain will eventually offer to hotels:

a.	Increased business through the travel alliance
b.	A nation wide brand name
c.	The preferred hotel in the Internet hotel reservation system
d.	Free advertising on a centralized hotel booking media - the reservation web
e.	Free listing on the reservation web and with the web's unique operation mode, gives the hotel more flexibility to control rates and room availability by its unique operation mode.

The chain will eventually offer to local travelers:

a.	A recommended hotel chain which covers major cities with good standard to choose from.
b.	A centralized hotel-booking platform which provides instant confirmation and local support.

The goal of the chain is to provide a nation-wide brand name with more than 100 hotels within the chain. The hotels will be charged a fee. This national brand name can help Teda to engage in future merger and acquisition opportunities. Moreover, it will enhance Teda to secure additional management contracts.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

a.	Financial statements of businesses acquired are filed herewith after the signature page.

b.	Pro forma financial information is filed herewith after the signature page.

c.	Exhibits

Number	Exhibit
10	Stock Purchase Agreement and Share Exchange dated as of May 1, 2002 by and among Gaige Financial Group and Teda Hotels Management Company Limited.

(1) Filed with the original Form 8-K on May 23, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

GAIGE FINANCIAL GROUP, INC.

By: /s/ Hui Chin Tong Godfrey
Hui Chin Tong, Godfrey
Managing Director

Dated: July 10, 2002

Consolidated Financial Statements
Teda Hotels Management Company Limited
For the year ended 31 December 31, 2001

Index to Financial Statements

TEDA HOTELS MANAGEMENT COMPANY LIMITED

Independent Auditors' Report	F-2

Consolidated Balance Sheets as of December 31, 2001 (audited) and March 31, 2002 (unaudited)	F3

Consolidated Statements of Operations for the years ended December 31, 2000 and 2001 (audited) and three months periods ended March 31, 2001 and 2002 (unaudited)	F4

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2000 and 2001 (audited) and three months periods ended March 31, 2002 (unaudited)	F5

Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 2001 (audited) and three months periods ended March 31, 2001 and 2002 (unaudited)	F6

Notes to Consolidated Financial Statements	F7 - F15

Independent Auditors' Report

To the Stockholders and Board of Directors of
Teda Hotels Management Company Limited, and its subsidiary
Teda Hotels Management Limited
(incorporated in the British Virgin Islands with limited liability)

        We have audited the accompanying consolidated balance sheet of Teda Hotels Management Company Limited and its subsidiary Teda Hotels Management Limited (the “Group”) as of December 31, 2001, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group at December 31, 2001, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Moores Rowland
Chartered Accountants
Certified Public Accountants
Hong Kong, June 20, 2002

Teda Hotels Management Company Limited
Consolidated Balance Sheets
----------------------------------------------------------------------------------------------------------------------------

                                                                       As of
                                                                December  31,               As of March 31,
                                                              -----------------     ---------------------------------
                                                   Notes             2001               2002               2002
                                                                      HK$                HK$                US$
                                                                                 (Unaudited)        (Unaudited)
ASSETS

Current assets
Cash and cash equivalents                                       1,383,429            645,028             82,696
Accounts receivable, net of allowance for doubtful
    debts - NIL
     - From non-related parties                                 1,468,497            632,781             81,126
     - From related parties                                        89,085            136,993             17,563
Accounts receivable from a customer                  5                  -          1,776,546            227,762
Prepayments and other current assets                                6,263             27,524              3,529
Due from directors                                   7             52,942             41,118              5,271
                                                         -----------------     --------------    ---------------
Total current assets                                            3,000,216          3,259,990            417,947

Property and equipment, net                          6             36,450             31,894              4,089
                                                         -----------------     --------------
                                                                                                 ---------------

Total assets                                                    3,036,666          3,291,884            422,036
                                                         =================     ==============    ===============

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities
Accrued expenses                                                  170,894            122,191             15,665
Due to related parties                               7             38,753             49,440              6,339
Due to a shareholder                                 7                273                273                 35
                                                         -----------------     --------------    ---------------
Total current liabilities                                         209,920            171,904             22,039

Stockholders' equity
Common stock, US$1par value, 50,000 shares
    authorised, 100 shares issued and outstanding
                                                                      780                780                100
Retained earnings                                               2,825,966          3,119,200            399,897
                                                         -----------------     --------------    ---------------
Total stockholders' equity                                      2,826,746          3,119,980            399,997
                                                         -----------------     --------------    ---------------

Total liabilities and stockholders' equity                      3,036,666          3,291,884            422,036
                                                         =================     ==============    ===============

       The accompanying notes are an integral part of these consolidated financial statements.

                                      F-3

Teda Hotels Management Company Limited
Consolidated Statements of Operations
------------------------------------------------------------------------------------------------------------------------------

                                             Period from July
                                                  28, 2000 to       Year ended
                                                 December 31,      December 31,              Three months ended March 31,
                                       Notes             2000             2001       2001             2002          2002
                                                          HK$              HK$        HK$              HK$           US$
                                                                                 (Unaudited)   (Unaudited)   (Unaudited)
REVENUES                                1,2
  - From non-related parties                          644,897        3,256,849       781,132       470,886        60,370
  - From related parties                 7            552,464        1,561,334       330,276       406,768        52,150
                                                      1,197,361      4,818,183     1,111,408       877,654       112,520

DIRECT COST
                                                      279,000        1,001,827       220,092       250,662        32,136
  - Staff cost

GENERAL AND ADMINISTRATIVE EXPENSES
  - Paid to non-related parties                       195,214          955,046       159,594       145,117        18,605
  - Paid to related parties              7            120,000          380,000        70,000       153,000        19,615

INCOME FROM OPERATIONS                                603,147        2,481,310       661,722       328,875        42,164

OTHER INCOME
    Interest income                                        67            8,801         2,011           618            79
                                                           67            8,801         2,011           618            79

NET INCOME BEFORE
 INCOME TAXES                                         603,214        2,490,111       663,733       329,493        42,243
Income tax expense - current             4             51,207          216,152        31,532        36,259         4,649
NET INCOME                                            552,007        2,273,959       632,201       293,234        37,594

Proforma per share data                 10
Earnings per share - Basic                              0.096             0.40          0.11          0.05          0.01

Shares used in computing earnings per
    share - Basic                                   5,700,000        5,700,000     5,700,000     5,700,000      5,700,000

       The accompanying notes are an integral part of these consolidated financial statements.

                                      F-4

Teda Hotels Management Company Limited
Consolidated Statements of Stockholders' Equity
-------------------------------------------------------------------------------------------------------------------

                                         Common Stock
                                   -------------------------
                                    Number of                       Retained
                                     shares       Par value         earnings              Total
                                   -------------------------  ---------------    ---------------------------
                                                        HK$              HK$              HK$           US$

Common stock issued (Note 1)               100          780              -                780           100
Net income for the period from
 July 28, 2000 to December 31, 2000
                                             -            -        552,007            552,007        70,770

                                           100          780        552,007            552,787        70,870
Balance as of December 31, 2000
   Net income                                -            -      2,273,959          2,273,959       291,533

                                           100          780      2,825,966          2,826,746       362,403
Balance as of December 31, 2001
   Net income (Unaudited)                    -            -        293,234            293,234        37,594
Balance as of
March 31, 2002 (Unaudited)                 100          780      3,119,200          3,119,980       399,997

       The accompanying notes are an integral part of these consolidated financial statements.

                                      F-5

Teda Hotels Management Company Limited
---------------------------------------------------------------------------------------------------------------------------
Consolidated Statements of Cash Flows
---------------------------------------------------------------------------------------------------------------------------

                                        Period from July
                                             28, 2000 to        Year ended
                                             December 31,     December 31,
                                                                                         Three months ended March 31,
                                                    2000              2001           2001          2002             2002
                                                     HK$              HK$             HK$           HK$              US$
                                                                              (Unaudited)    (Unaudited)     (Unaudited)
Cash flows from operating activities:
Net income                                      552,007         2,273,959        632,201        293,234         37,594
Adjustments to reconcile net income to
    net cash (used in) provided by
    operating activities -
    Depreciation                                      -            18,225              -          4,556            584
    Changes in operating assets and
       liabilities:
        (Increase) decrease in accounts
           receivables
          - non-related parties                (508,319)         (960,178)      (229,971)       835,716        107,143
          - related parties                    (166,692)           77,607         54,468        (47,908)        (6,142)
        Increase in accounts receivable
           from a customer                            -                 -              -     (1,776,546)      (227,762)
                                                      -
        Increase in prepayments and
           other current assets                       -            (6,263)        (5,509)       (21,261)        (2,726)
        (Increase) decrease in due from
           directors                                  -           (52,942)       (30,373)        11,824          1,516
        Increase (decrease) in accrued
           expenses                              88,963           120,684         23,026        (48,703)        (6,244)
        Increase (decrease) in due to
           related parties                      168,133          (168,133)      (171,072)        10,687          1,370
        Increase (decrease) in due to a
           shareholder                          (10,000)           10,273              -              -              -

Net cash provided by (used by) operating
    activities                                  124,092         1,313,232        272,770       (738,401)       (94,667)

Cash flows from investing activities:
    Acquisitions of property and
       equipment                                      -           (54,675)        (1,470)             -              -
Net cash used by investing activities                 -           (54,675)        (1,470)             -              -

Cash flows from financing activities:
Common stock issued                                 780                 -              -              -              -
Net cash provided by financing
activities                                          780                 -              -              -              -

Net increase (decrease) in cash and cash
    equivalents                                 124,872         1,258,557        271,300       (738,401)       (94,667)

Cash and cash equivalents, beginning of
    periods                                           -           124,872        124,872      1,383,429        177,363

Cash and cash equivalents, end of the
    periods                                     124,872         1,383,429        396,172        645,028         82,696

       The accompanying notes are an integral part of these consolidated financial statements.

                                      F-6

Teda Hotels Management Company Limited

Notes to Consolidated Financial Statements

(Information with respect to dates and periods subsequent to December 31, 2001 and for the period ended March 31, 2001 are unaudited)

1.     BASIS OF FINANCIAL STATEMENTS PRESENTATION

Teda Hotels Management Company Limited (the "Company") was incorporated in the British Virgin Islands on June 25, 2001 as a limited liability company. The Company is an investment holding company and also provides hotel management services.

The Company was established jointly by Tianjin Teda International Hotel Development Limited ("Tianjin Teda") and a group of Hong Kong hotel professionals, with the goal of establishing a nationwide hotel chain in China, and expanding into other area of the tourist industry in China. The Company was formed in 2001 to take over the hotel management business from Tianjin Teda Hotels Management Company Limited ("Teda PRC"), which started the hotel management business in 1997. The Company and its subsidiary currently have three hotels under their management.

As of March 31, 2002, the Company has outstanding common stock of 100 shares of US$1 each. 35 shares are issued to Teda Hotels Management Pte Limited ("Teda Singapore"), which is held on behalf of Tianjin Teda, 50 shares are issued to Magnolia Group Holdings Limited ("Magnolia") and 15 shares are issued to New Nature Development Limited ("New Nature").

The Company acquired 100% equity interest of its subsidiary, Teda Hotels Management Limited ("Teda HK") on August 1, 2001 from Teda Singapore, which is in turn 100% owned by Teda PRC. Teda PRC is 35% own by Tianjin Teda, 50% own by Magnolia and 15% own by New Nature. The acquisition of Teda HK by the Company is treated as a reorganization of companies under common control, and accordingly, the acquisition has been accounted for at historical cost in a manner similar to a pooling of interests. On this basis, the historical stockholders’ equity amount since July 28, 2000 has been retroactively restated to reflect the equivalent number of shares of common stock of the Company issued for reorganization. The historical financial statements prior to August 1, 2001 are those of Teda HK.

The details of the subsidiary and its principal activities as of the date of this report are summarized below:
Name of company	Date of incorporation	Place of incorporation	Equity interest owned by the Company	Principal activities

Teda Hotels Management Limited	July 28, 2000	Hong Kong	100%	Provision of hotel management service

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of accounting
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

(b)	Basis of consolidation
The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

The acquisition of Teda HK has been accounted for as pooling of interest at historical cost.

(c)	Use of estimates
The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

(d)	Fair value of financial statements
The carrying amounts of cash, accounts receivable, accounts payables and accrued expenses approximate their fair values because of the short term maturity of those instruments.

(e)	Foreign currency translation
The books and records of the Company are maintained in Hong Kong dollars. Net gains and losses resulting from foreign exchange transactions would be included in the consolidated statements of operations. Monetary assets and liabilities denominated in foreign currencies have been translated to Hong Kong dollars using the approximate rates prevailing at the balance sheet dates. Transactions in foreign currencies have been converted at the approximate rates prevailing at the dates of transactions. The exchange gains or losses have been credited or charged to the statement of operations.

Translation of amounts from Hong Kong Dollars ("HK$") into United States dollars ("US$") is for the convenience of readers and has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 2002 of US$1.00 = HK$7.8. No representation is made that the Hong Kong Dollars amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

(f)	Income taxes
Income taxes are accounted for under SFAS No. 109, “Accounting for Income Taxes” (SFAS 109). Under SFAS 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation reserves against deferred tax assets are provided as necessary.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Comprehensive income
The Company accounts for comprehensive income (loss) using Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130). SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined therein, refers to revenues, expenses, gains and losses that are not included in net income (loss) but rather are recorded directly in shareholders’ equity. There were no items of comprehensive income as defined by SFAS 130 for any of the periods presented.

(h)	Cash and cash equivalents
Cash and cash equivalents include cash on hand, demand deposits with banks and highly liquid debt instruments with an original maturity of three months or less.
The Company maintains cash balances with banks in Hong Kong. These balances are not insured by any local government agencies to protect the Company’s cash assets. The banks in Hong Kong do not have a federal deposit insurance corporation program similar to that available in the United States.

(i)	Property and equipment
Property and equipment are stated at cost. Depreciation is provided using the straight-line method based upon estimated useful lives of the assets over 3 years. Expenditures for major improvements and betterment to fixed assets are capitalised and expenditures for repairs and maintenance are expensed as incurred. The Company performs reviews for the impairment of property and equipment whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable.

(j)	Operating leases
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are charged to statement of operations on a straight-line basis over the lease terms.

(k)	Related parties
Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

(l)	Revenue recognition
Revenue is recognised when it is probable that the economic benefits will flow to the Group and when the revenue can be measured reliably.
Management service fees received are recognised in the period when services are rendered.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Earnings per share
According to the requirements of SFAS No. 128, “Earnings Per Share,” basic earnings per share are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. The computation of diluted earnings per share is similar to computation of basic earnings per share except that the weighted-average number of shares outstanding is adjusted to include estimates of additional shares that would be issued if potentially dilutive common shares had been issued. In addition, income available to common stockholders is adjusted to include any changes in income or loss that would result from the assumed issuance of the dilutive common shares. There were no diluted securities outstanding during any of the periods.

(n)	New Accounting Pronouncements
In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations” and No. 142 “Goodwill and Other Intangible Assets”. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS No. 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS No. 142 are: (1) goodwill and intangible assets with indefinite lives will no longer be amortized; (2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and (3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. At this time, the Company does not believe that the adoption of either of these statements will have a material effect on its financial position, results of operations, or cash flows.

In August 2001, the FASB approved SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 replaces SFAS No. 121. The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of Accounting Principles Board (APB) Opinion No. 30, “Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business”, for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. At this time, the Company cannot estimate the effect of this statement on its financial position, results of operations, or cash flows.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)	Unaudited Consolidated Financial Statements
The unaudited consolidated financial information included herein for the three months ended March 31, 2001 and 2002 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these unaudited consolidated financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full year ending December 31, 2002.

3.     OPERATING RISKS

(a)	Concentration of major customers
The Company derives all its revenues from four corporate customers. Two customers accounted for approximately 91% of the Company’s income for the 3 months ended March 31, 2002 and 73% for the 3 months ended March 31, 2001 (87% and 71% for the year ended December 31, 2000 and 2001 respectively).
Two customers accounted for approximately 71% of the total accounts receivable balances as of March 31, 2002 (90% as at December 31, 2001). Management believes that the accounts receivables are considered collectible from the customers as at March 31, 2002. Consequently, no allowance for bad debts is deemed necessary.
(b)	Country risks
The Group may be exposed to risks as a result of its operation being located in the People's Republic of China ("PRC") and therefore may be subjected to special considerations and risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Group’s management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social and other conditions will not result in any adverse impact to The Group.
(c)	Reliance on key personnel
The operations of the Company are dependent upon the services of its top ranking executive. The possible loss of his service or inability to attract qualified personnel could have a material adverse effect on the Company. Management believes that it would be able to retain or attract qualified personnel to maintain its operations.

4.     INCOME TAXES

The Company and its subsidiary are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in this case PRC in which they operate. The current provision for income tax is provided at the applicable tax rates in accordance with the relevant income tax laws and tax credits, when applicable, which may apply. In the opinion of management, the Company is not subject to any tax in the British Virgin Islands ("BVI") or Hong Kong. Under current BVI and Hong Kong laws, dividends and capital gains arising from the investment are not subject to income taxes. No withholding tax is imposed on payments of dividends. Since there is no income derived from Hong Kong, the Company is not subject to Hong Kong Profits Tax as at March 31, 2002.

Income tax expense is comprised of the following:

	Period from July 28, 2000 to December 31,	Year ended December 31,	Three months ended March 31,
	2000	2001	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$
			(Unaudited)	(Unaudited)	(Unaudited)
Income tax expenses - Current	51,207	216,152	31,532	36,259	4,649

5. ACCOUNTS RECEIVABLE FROM A CUSTOMER

This represents temporary payment on behalf of a customer to its supplier for purchase of machinery as a result of the foreign exchange control in the People’s Republic of China.

6.     PROPERTY AND EQUIPMENT, NET

	As of December 31, 2001	As of March 31, 2002
	HK$	HK$ (Unaudited)	HK$ (Unaudited)

Computer equipment	54,675	54,675	7,010
Accumulated depreciation	18,225	22,781	2,921
Property and equipment, net	36,450	31,894	4,089

Depreciation expense for the three months ended March 31, 2002 was HK$4,556 (US$584) (Unaudited) and for the three months ended March 31, 2001 was Nil (Unaudited). Year ended December 31, 2001 was HK$18,225.

7.     RELATED PARTY TRANSACTIONS

(a)	Names and relationship of related parties	Existing relationship with the Company

	New Nature Development Limited	A shareholder of the Company

	MacKreth & Partners, Limited	Common director: David Cheung Wai Tak

	China Peak Holdings Limited	Common shareholder: New Nature Development Limited Common director: David Cheung Wai Tak Godfrey Hui Chin Tong Lu Xun

	Tianjin Teda International Hotel Group Company Limited	Related company of a shareholder of the Company

(b)	Summary of related party transactions

                              Period from
                         July 28, 2000 to     Year ended
                              December 31,    December 31,         Three months ended March 31,
                                      2000            2001           2001           2002          2002
                                       HK$             HK$            HK$            HK$           US$
                                                              (Unaudited)    (Unaudited)   (Unaudited)
 Management service fee
     received from Tianjin
     Teda International
     Hotel Group Company
     Limited                       552,464       1,561,334        330,276        406,768        52,150

 Financial advisory fee
     paid to MacKreth &
     Partners, Limited             120,000         160,000         30,000         93,000        11,923

 Consultancy fee paid to
     New Nature
     Development Limited                 -         220,000         40,000         60,000         7,692

 General and
     administrative
     expenses                      120,000         380,000         70,000        153,000        19,615

 The Company share the
     office space and
     personnel rented by
     China Peak Holdings
     Limited and
     reimbursed the
     expenses                      455,343         306,450         95,241         49,339         6,226

7. RELATED PARTY TRANSACTIONS (Continued)

                                    As of December 31,                        As of March 31,
                              ------------------------------           -------------------------------
                                        2000           2001                     2002             2002
                                         HK$            HK$                      HK$              US$
                                                                         (Unaudited)      (Unaudited)
 Due from/(to) directors:
     Godfrey Hui Chin Tong          (30,000)         46,013                   40,343            5,172
     David Cheung Wai Tak                  -          6,929                      775               99
                                    (30,000)         52,942                   41,118            5,271

 Due to a shareholder:
     Magnolia Group
        Holdings Limited                   -            273                      273               35

 Due to related parties:
     MacKreth & Partners,
        Limited                            -         31,000                        -                -

     China Peak Holdings
        Limited                      138,133          7,753                   49,440            6,339
                                     138,133         38,753                   49,440            6,339

        The amount due from/to related parties are unsecured, interest free and repayable on demand.

8.     REPORT ON SEGMENT INFORMATION

The Group has only one business segment, which is the provision of hotel management services. All of the services provided are made to customers located in the PRC and hence no segment analysis is prepared.

9.     RETIREMENT PLANS

The Company’s employee recruited in Hong Kong are all hired on a contractual basis. All employees located in Hong Kong are subject to the Hong Kong Mandatory Provident Fund (MPF) requirement, which is a government monitored pension plan, similar to the Social Security fund in the United States of America. The MPF stipulates that both Company and the employees are to contribute 5 % of the monthly employees’ income to the MPF. The Company has no other retirement or post-employment benefit plans.

10.     SUBSEQUENT EVENTS

On May 1, 2002, the Company entered into a Stock Purchase Agreement and Share Exchange Agreement with Gaige Financial Group, Inc. (“Gaige”), pursuant to which the Company has agreed to transfer all of its outstanding shares of common stock to Gaige, subject to the completion of certain customary conditions set forth in the Agreement. In the event that the proposed transaction with Gaige closes, Gaige will become the holding company of the Company and the current stockholders of the Company will own not less than 87% of Gaige’s shares of common stock outstanding.

Proforma per share data is based on the number of Gaige common shares that would have been outstanding had the proposed transaction occurred on the date presented. In order to compute the number of shares used in the calculation of proforma basic earnings per share, the number of shares to be issued in the proposed transaction, excluding 250,000 shares issuable to a third party business advisor, was added to the number of Gaige shares outstanding. A reconciliation of shares used to compute the proforma earnings per share is as follows:

Gaige's shares outstanding before the proposed transaction                           1,000,000

Issuance of shares in exchange of shares of Teda                                     5,000,000

Less:  Shares  return to the  treasury as per the  Agreement  of the
        proposed transaction                                                         (300,000)
                                                                              -----------------

Shares used to compute proforma earnings per share data                              5,700,000
                                                                              =================
No diluted earnings per common share was presented in the consolidated statements of operations as there were no dilutive securities available for exercise.